Consulting Agreement

This Agreement ("Agreement") is made by and between Geocom Resources Inc. ("Geocom"), a Nevada corporation located at 114 West Magnolia Street, Suite 413, Bellingham, WA, 98225, and John Benglesdorf, an independent contractor ("Contractor"), having an address at 5115 148th St E, Tacoma, WA 98446

The date of this Agreement is January 9, 2004, but the effective date of this Agreement is January 1, 2004.

Recitals

Whereas, Geocom conducts mineral resource exploration activities (the "Activities") in the western hemisphere, and elsewhere as considered by its board of directors, and in the conduct of such activities desires the services of Contractor, and

Whereas, Contractor has the education, skills, and experience to fulfill the Activities and other specified duties (the "Duties") on Geocom's behalf as further set forth herein, and

Whereas, both Geocom and Contractor desire to enter into this Agreement for the purpose of conducting the Activities and Duties contemplated herein;

Now, Therefore, Geocom and Contractor agree as follows:

1. Daily Rate: Contractor agrees to devote adequate time to the Activities and Duties of Geocom (the "Retainer"), which shall be in consulting fees in such amount as is mutually agreeable to the parties during the course of the Agreement. Geocom will rely upon Contractor to work such hours as is reasonably necessary to fulfill the spirit and purpose of such day rate.

2. Term: The term of this Agreement shall be for a minimum of six months, and shall be renewable upon mutual agreement.

3. Expenses: Geocom agrees to reimburse Contractor for reasonable travel, living, and operating expenses incurred in the conduct of the Activities and Duties. Contractor shall seek advance approval from Geocom for any expenditure in excess of $1,000. Such reimbursement shall include the costs incurred while away from Contractor's home base. Contractor shall also be reimbursed for the reasonable costs incurred in the performance of Activities and Duties while operating at Contractor's home base.

4. Equipment Rental: Geocom agrees to pay an equipment rental fee, based on daily usage, to Contractor for the use of Contractor's office, tools and field equipment. Such equipment shall include but not be limited to, use of computer and associated equipment, privately licensed software, GPS units, or other technical equipment required in the conduct of Activities. Rates for such rentals shall be set forth in an appendix to this Agreement.

5. Invoices: Contractor agrees to provide a monthly invoice to Geocom, which shall note the days worked, cumulative day rate charges, equipment rentals, and any expenses incurred, with documentation as necessary and prudent to verify charges. Contractor will also identify the project whereupon the charges by Contractor shall accrue, and provide any breakdown necessary to separate daily charges and expenses on a project by project basis.

6. Stock Option: In consideration of this Agreement, and because Geocom desires to provide an equity incentive to Contractor to achieve the objectives of the shareholders of Geocom, Geocom agrees to grant to the Contractor such number of stock options to Consultant as the Board of directors considers fair and reasonable, upon such terms and conditions as are set out in the Stock Option Agreement between Geocom and the Consultant and pursuant to the Geocom 2003 Stock Option Plan. Geocom's Stock Option Plan Administrator shall grant and administer such stock option, and Contractor hereby agrees to abide by the rules of the Geocom Stock Option Plan, receipt of which is herein acknowledged, as well as the Stock Option Agreement. Contractor also acknowledges receipt and agreement with Geocom's Insider Trading Policy Rules, a copy of which has been provided herewith.

7. Duties: Contractor shall perform the duties of an exploration geologist, which shall include but not be limited to geologic mapping, sampling, drill support, and any other field related activities, at the direction of the project geologist, that support the advancement of the project upon which Contractor shall be assigned.

Additional Terms

1. Confidentiality.

Contractor agrees that nonpublic information relating to Geocom is the property of Geocom and the unauthorized disclosure of such information is strictly forbidden. Further, Contractor agrees that many of Geocom's Activities are confidential and sensitive in nature, and that disclosure of such Activities could be damaging to Geocom. Accordingly, Contractor and its employees agree to maintain the confidentiality of Geocom's Activities unless such disclosure to a legitimate governmental or other authority is required by law. Contractor shall notify Geocom of any such lawful demand for disclosure, and allow Geocom to respond to or otherwise mitigate any consequences arising from the demand. Unless otherwise agreed by Geocom, Contractor shall maintain the confidentiality of Geocom's Activities, including but not restricted to all data, studies, records, maps, electronic or intellectual information, and results of Contractor's Activities in respect of this Agreement affecting Geocom. Following termination of this Agreement, Contractor agrees to maintain confidentiality of all Geocom information for a period of five (5) years.

2. Indemnifications.

a. Contractor. Contractor shall defend and indemnify Geocom and hold it harmless from all liability or loss arising out of any damage or injury, including death, to any person or property caused by or sustained in connection with the performance of Activities contemplated under this Agreement, except for any damage or injury arising from Geocom's sole gross negligence. Contractor shall also indemnify Geocom against all liability and loss in connections with, and shall assume full responsibility for, payment of all federal, state, and local taxes and contributions imposed or required under unemployment insurance, social security, and income tax laws, with respect to Contractor, or Contractor's employees, engaged in performance of the Activities of this Agreement.

b. Geocom. Geocom shall defend and indemnify Contractor and hold it harmless from all liability or loss arising out of any damage or injury, including death, to any person or property caused by or sustained in connection with the performance of Activities contemplated under this Agreement, except for any damage or injury arising from Contractor's sole negligence.

3. Termination.

Either Geocom or Contractor may terminate this Agreement without notice for cause. Otherwise, either Geocom or contractor may terminate this Agreement with thirty days notice to the other party.

4. Binding Agreement and Jurisdiction.

Geocom and Contractor agree that this Agreement shall be a binding agreement and that such Agreement shall be governed and construed in accordance with the terms and laws of the state of Nevada.

5. Relationship and Manner of Conduct.

In the performance of the Activities and Duties set forth herein, Contractor shall at all times be an independent contractor with control over the manner and means of his performance of the consulting services. The Consultant is not an employee, servant or agent of the Company and no partnership, joint venture or agency will be created or will be deemed to be created by this Agreement or by any action of the parties under this Agreement and the Consultant shall not represent itself to have or be in any such relationship with the Company. As such the Consultant is responsible for payment of all federal, state, and local taxes and contributions imposed or required under unemployment insurance, social security, and income tax laws, with respect to Contractor, or Contractor's employees, engaged in performance of the Activities of this Agreement. The Company will not provide any medical coverage (including dental coverage, eye care coverage and life insurance) to the Contractor. Further, Contractor shall conduct the Activities and Duties, or supervise and direct the Activities and Duties, using Contractor's best skills and attention. Contractor agrees to adhere to Gecom's Code of Business Conduct and Ethics and Compliance Program, receipt of which is hereby acknowledged.

5. Notices.

Any notice required or permitted to be given or made hereunder shall be in writing and shall be sufficiently given or made if:

a. delivered in person during normal business hours on a business day and left with a receptionist or other responsible employee at the applicable address set forth below; or

b. sent by facsimile transmission, charges prepaid and confirmed by prepaid first class mail; or

c. sent via email, utilizing local server and Internet facilities, charges prepaid and confirmed by prepaid first class mail;

In each case addressed to the relevant party as follows:

If to Geocom, addressed to it at:

Geocom Resources Inc.
114 West Magnolia Street
Suite 413
Bellingham, WA 98225
Fax: (360) 733-3941
Email: jhiner@geocom-resources.com

If to Contractor, addressed to it at:

John Bengelsdorf
5115 148th St E
Tacoma, WA 98446 or
PO Box 44954
Tacoma, WA 98444
Fax: (509) 485 1908
Email: jusbingin@aol.com

6. Complete Agreement.

This Agreement contains the entire Agreement between Geocom and Contractor hereto with respect to the subject matter hereof and supersedes and cancels all prior oral and written agreements.

7. Counterparts.

This Agreement may be executed in counterpart.

8. Exclusion.

If any part of this Agreement is denied by force of law or regulation, the remainder of the Agreement shall remain in full force and not be affected by the part denied.

9. No Amendment or Variation.

This Agreement may not be altered or modified except by writing signed by the parties hereto.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the day and year first above written.

On behalf of Geocom Resources Inc.
The signature below attests to the
endorsement and agreement hereto:

/s/ John Hiner
Name

President & CEO
Title

SIGNED, SEALED AND DELIVERED by
Contractor in the presence of:

signed
Name

2012-D Chesaw Rd.
Address

Oroville, WA 98844
Address

Geologic Househusband
Occupation

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ John Bengelsdorf Contractor